UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported):  May 11, 2012

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JEWETT-CAMERON TRADING COMPANY LTD.

(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-19954	NONE
(State or other jurisdiction of incorporation)	(Commission file no.)	(I.R.S. employer identification no.)

32275 N.W. Hillcrest, North Plains, Oregon		97133
(Address of principal executive offices)		(Zip code)

(503) 647-0110

_________________________________________________________________

(Registrant's telephone No. including area code)

Not Applicable

_________________________________________________________________

(Former Name or Former Address, if Changed since Last Report)

_________________________

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

[   ]

Written communications pursuant to Rule 425 under the Securities Act (17 CRF 230.425).

[   ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14e-4(c))

Item 8.01 Other Events.

The Company is announcing the successful completion and early termination of its 10b5-1 share repurchase plan previously announced on January 17, 2012.  Under the Plan, the Company repurchased a total of 290,486 shares of its common stock.  The total cost was $2,621,440 at an average price of $9.02 per share.  248,587 of the repurchased shares were cancelled during the 2nd quarter of fiscal 2012 ended February 29, 2012.  41,899 shares were repurchased and cancelled during the 3rd quarter of fiscal 2012 ending May 31, 2012.  As of May 11, 2012, the Company has 1,567,971 common shares outstanding.

As part of its ongoing consideration of alternative ways to leverage the Company’s strong cash position, the Company's Board of Directors is currently evaluating the implementation of another 10b5-1 share repurchase plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  "Donald Boone"

Name: Donald Boone

Title: President/Chief Executive Officer/Director

Date: May 11, 2012

JEWETT-CAMERON TRADING COMPANY LTD.

By: /s/  "Murray G. Smith"

Name: Murray G. Smith

Title: Chief Financial Officer